Exhibit 10.1
Execution Version

Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended. All redacted material has been marked by the symbol (***).
SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (together with the surviving provisions of the License Agreement (as defined below) set forth in Section 1(b) below, the “Agreement”) is made as of the 30th day of July, 2012 by and among Vonage Network LLC, a limited liability company incorporated under the laws of Delaware, having its principal offices at 23 Main St., Holmdel, NJ, 07733 (“Company”), Amdocs Software Systems Limited, a company incorporated under the laws of Ireland, having its principal offices at 1 First Floor, Block S, East Point Business Park Dublin 3, Ireland (“ASSL”), and Amdocs, Inc., a company incorporated under the laws of the State of Delaware, having its principal offices at 1390 Timberlake Manor Parkway, Chesterfield, Missouri, 63017 (“INC”, and, collectively with ASSL, “Amdocs”). Company and Amdocs are collectively referred to herein as the “Parties”, each a “Party”. Capitalized terms used herein but not defined have the meanings given to such terms in the License Agreement (as defined below).
WHEREAS, Company and Amdocs are parties to that certain License and Managed Services Agreement, dated December 23, 2009, as amended by the First Amending Agreement dated December 22, 2010 (collectively, the “License Agreement”);
WHEREAS, disputes have arisen between Company and Amdocs regarding the parties’ respective obligations set forth in the License Agreement and with respect to Orders and Change Requests associated with the License Agreement (collectively, the “Dispute”); and
WHEREAS, the Parties desire to resolve the Dispute pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Amdocs hereby agree as follows:
1.TERMINATION.
a.    Upon the execution of this Agreement (the “Execution Date”), the License Agreement shall immediately terminate and Amdocs will cease performing any and all services and obligations and incurring costs in connection with the License Agreement and cause any Authorized Subcontractors to do the same. In addition to the foregoing, any other services, licenses, obligations or any other arrangement existing between the Parties shall immediately cease, unless otherwise expressly agreed upon in writing by the Parties.
b.    Notwithstanding the foregoing and Section 17.15 of the License Agreement, the following Sections of the License Agreement shall survive the termination of the License Agreement: Sections 1 (solely with respect to defined terms relevant to the surviving sections of the License Agreement and terms used herein), 17.2, 17.3, 17.5, 17.17 and 17.18, which are incorporated herein.
2.    PAYMENT. In settlement of the Dispute, ***. Notwithstanding any terms to the contrary set forth in the License Agreement, Amdocs acknowledges and affirms that Company has no obligation to pay any pending or future invoices from Amdocs for services provided under or related to the License Agreement, or any associated Orders or Change Requests.

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.

Exhibit 10.1
Execution Version

3.    RELEASES.
a.    *** Amdocs, for themselves and for their affiliates, representatives (in their capacity as such), successors and assigns of each of the foregoing Persons (collectively with Amdocs, the “Amdocs Parties”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby fully and completely forever release and discharge Company and each of Company’s current and former subsidiaries or affiliates, or any of their respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Company Released Parties”), from any and all claims, actions, causes of action, suits, debts, costs, dues, liens, sums of money, accounts, reckonings, agreements, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, orders, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever (collectively, the “Amdocs Party Claims”), in law, equity or otherwise, whether known or unknown to any Amdocs Party, whether or not concealed or hidden, fixed or contingent, which any of the Amdocs Parties ever had, now have or may have against any of the Company Released Parties, based on or arising out of any matter, cause, act or omission whatsoever, occurring or existing at any time up to and including the date hereof, relating in any way to the Dispute and/or the License Agreement. The Amdocs Parties represent and warrant to the Company Released Parties that they have not assigned or transferred any of the Amdocs Party Claims.
b.    *** Company, for itself and for its affiliates, representatives (in their capacity as such), successors and assigns of each of the foregoing Persons (collectively with Company , the “Company Parties”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby fully and completely forever release and discharge Amdocs and each of Amdocs’ current and former subsidiaries or affiliates, or any of their respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Amdocs Released Parties”), from any and all claims, actions, causes of action, suits, debts, costs, dues, liens, sums of money, accounts, reckonings, agreements, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, orders, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever (collectively, the “Company Party Claims”), in law, equity or otherwise, whether known or unknown to any Company Party, whether or not concealed or hidden, fixed or contingent, which any of the Company Parties ever had, now have or may have against any of the Amdocs Released Parties, based on or arising out of any matter, cause, act or omission whatsoever, occurring or existing at any time up to and including the date hereof, relating in any way to the Dispute and/or the License Agreement. The Company Parties represent and warrant to the Amdocs Released Parties that they have not assigned or transferred any of the Company Party Claims.
c.    It is the intention of the Parties hereto that the releases described in Sections 3(a) and 3(b) above shall be effective as a bar to all obligations, liabilities, costs, expenses, attorneys’ fees and damages of whatever character, nature or kind, known or unknown, suspected or unsuspected, hereinabove specified to be so barred. In furtherance of this intention, the Parties hereto expressly waive any and all rights and benefits conferred upon them by any and all applicable laws. The Parties hereto acknowledge that the foregoing waiver and provisions of

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.

Exhibit 10.1
Execution Version

applicable laws are separately bargained for. The Parties hereto expressly consent and agree that this release shall be given full force and effect in accordance with each and all of its provisions, including those terms and provisions relating to unknown and unsuspected claims, demands and causes of action, if any, to the same effect as to those terms and provisions relating to any other claims, demands and causes of action hereinabove specified. Each Party acknowledges that such Party may hereafter discover facts different from, or in addition to, those which such Party now knows and believes to be true with respect to the releases herein made and agrees that every release herein made is now and will remain effective notwithstanding the existence or discovery of such additional facts.
4.    CONFIDENTIAL INFORMATION.
a.    Each Party agrees to keep confidential the terms of this Agreement except to the extent that disclosure of certain aspects of the Agreement is required by law, and each Party expressly acknowledges, restates and affirms the obligations of Section 17.3 (Confidentiality) of the License Agreement.
b.    Within thirty (30) Business Days after the Execution Date, each Party shall (i) use reasonable efforts to return or destroy (which reasonable efforts to destroy shall be certified by a duly authorized officer of the applicable Party) any and all Confidential Information (including all originals, copies, digests and summaries in any form) of the other Party in its possession, including, without limitation, any and all Company Data in Amdocs’ possession, and any of Amdocs’ software or related information in Company’s possession, and (ii) cease using any Confidential Information of the other Party in its possession. Notwithstanding the foregoing, each Party may retain copies of the other Party’s Confidential Information required by applicable Law provided that such copies are retained subject to the terms of Section 17.3 of the License Agreement.
5.    INTELLECTUAL PROPERTY. Company shall retain any and all rights to any Intellectual Property Rights of Company and any and all materials, documents and information provided to Amdocs under the License Agreement, including, but not limited to the Company Data, Legacy Systems and the Company Systems. Amdocs shall retain any and all rights to any Intellectual Property Rights of Amdocs and any and all materials, documents and information provided to Company under the License Agreement, including, but not limited to the Amdocs Systems, Work Product and Product Documentation. Each Party shall have the right to reuse its respective materials, documents and information and any and all Intellectual Property Rights therein but shall not retain any right to use the other’s materials, documents or information or any Intellectual Property Rights therein, even if such materials, documents or information has been embedded into or become part of the receiving Party’s materials or documentation and even if the receiving Party’s materials are identified as propriety to or confidential information of the receiving Party.
6.    NON-DISPARAGEMENT.
a.    Company’s Senior Management and Project Manager shall not, and Company shall use reasonable efforts to ensure that no Company Employee shall on Company’s behalf, disparage Amdocs or any of its subsidiaries or affiliates, or any of their respective officers, directors, shareholders, employees, agents and/or representatives (“Amdocs Subject Persons”), in any manner, whether to the media or otherwise.
b.    Amdocs’ Senior Management and Project Manager shall not, and Amdocs shall use reasonable efforts to ensure that no Amdocs Employee shall on Amdocs’ behalf, disparage Company or any of its subsidiaries or affiliates, or any of their respective officers, directors, shareholders, employees, agents and/or representatives (“Company Subject Persons”), in any manner, whether to the media or otherwise.

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.

Exhibit 10.1
Execution Version

c.    For purposes of this Agreement, “Senior Management” means any and all officers, directors and other persons who are authorized to make official statements on behalf of their organization and/or affiliated entity and/or have the authority to bind such organization and/or affiliated entity to any statements made by such person.
7.    NO ADMISSION OF LIABILITY OR WRONGDOING. This Agreement is made solely for the purposes of resolving the Dispute, and nothing in this Agreement shall be construed as or constitute an admission of liability by, or evidence of damage to, any Party hereto, all liability being expressly denied. Furthermore, nothing in this Agreement shall be construed as or constitute an admission of the validity or enforceability of any claims or demands that were made or could have been made by either Party. This Agreement shall not be admissible in any legal proceeding except to enforce its terms.
8.    MISCELLANEOUS.
a.    Publicity. Except as required by applicable law, each Party must obtain the other’s prior written consent before publicly using or disclosing in any press releases or other publicity matters relating to this Agreement or the License Agreement, except with respect to the existence of this Agreement and to the mutual determination of the parties to terminate the License Agreement pursuant hereto in the best interests of both parties (but not any of the other contents hereof unless required by law). The Parties agree that the upcoming Company filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q shall describe this Agreement and the matters related thereto substantially as set forth in Exhibit A hereto and that, except as required by applicable law, future disclosures by Company that may require references to this Agreement shall materially conform to the description contained in Exhibit A hereto.
b.    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.
c.    Jurisdiction; Venue. Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the interpretation and enforcement of the provisions of this Agreement.
d.    Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT
e.    Expenses. Company and Amdocs shall each pay their own expenses in connection with this Agreement.
f.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
g.    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. No Party shall be liable or bound to any other Party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. This Agreement may not be

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.

Exhibit 10.1
Execution Version

modified except by a written instrument signed by a duly authorized representative of each Party. Any terms that may appear on any other documents of either Party provided in connection with this Agreement that add to, vary from or conflict with the provisions of this Agreement shall be void.
h.    Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent by law.
i.    Construction. Each Party represents that it has had an opportunity to thoroughly discuss all aspects of this Agreement with the legal counsel of its choice and further represents that it fully understands all of its provisions and that it is voluntarily entering into this agreement with the full knowledge of its legal significance and with the intent to be legally bound by its terms. Each Party to this Agreement has cooperated in the drafting and preparation of this Agreement. Therefore, no construction of any term or provision of this Agreement shall be construed against any Party. Each Party represents and warrants that the representative executing this Agreement on its behalf has the authority to bind such party to this Agreement.
j.    No Waiver. No waiver of rights arising under this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by either Party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy and/or prejudice its rights to bring any action in respect thereof or constitute waiver of any prior, concurrent, or subsequent right, remedy, or duty within the Agreement.
k.    Headings not Controlling. The headings of the Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.
Signature Page Follows

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.

Exhibit 10.1
Execution Version

IN WITNESS WHEREOF, Company and Amdocs, pursuant to due corporate authority, have caused this Agreement to be signed in their respective names on the date(s) set forth below.
ACCEPTED:        ACCEPTED:
VONAGE NETWORK LLC        AMDOCS, INC.
(“Company”)        (“INC”)
By: /s/ Gerald Maloney        By: /s/ Thomas G. O’Brien
(Signature)            (Signature)
Name: Gerald Maloney        Name: Thomas G. O’Brien
(Typed or Printed)            (Typed or Printed)
Title: SVP Finance        Title: Treasurer
(Typed or Printed)            (Typed or Printed)
Date: July 30, 2012        Date: July 30, 2012
ACCEPTED:
AMDOCS SOFTWARE SYSTEMS LIMITED
(“ASSL”)
By: /s/ Philip Butler
(Signature)
Name: Philip Butler
(Typed or Printed)
Title: Assistant Secretary
(Typed or Printed)
Date: July 30, 2012

EXHIBIT A
Language for Company SEC Filings
Form 10-Q Recent Developments
In 2009, the Company initiated a broad program to transform its IT infrastructure to better suit the needs of the business.  One component of that transformation was the development and implementation of a new billing and order management system. To that end, the Company entered into a License and Managed Services Agreement with Amdocs, dated as of December 23, 2009, as modified by the First Amending Agreement dated December 22, 2010 (the “License Agreement”), under which Amdocs was to develop and license software and provide enhanced billing and order management services to the Company.
As previously disclosed, we experienced delays and incremental costs during the course of the development and implementation of the new billing and ordering system and the transition of customers to the system. Concurrently, we made significant progress in other areas of our IT transformation, including the enhancement of our existing systems, application stability, improved data analytics to guide our business decision-making, and enhanced capability to quickly solve customer trouble tickets. Substantial improvements were also made to our business environment by upgrading our customer and billing databases. We have also implemented virtualization technology for our IT enterprise applications and cloud computing for our call processing network. The cumulative result of these changes is a substantially improved IT infrastructure.
We conducted discussions with Amdocs to resolve the issues associated with the billing and ordering system. After these discussions, and after our consideration of the progress made improving our overall IT infrastructure, the incremental time and costs to develop and implement the Amdocs system, as well as the expected reduction in capital expenditures, in June 2012 we and Amdocs determined that terminating the program was in the best interest of both parties. On July 30, 2012, we entered into a Settlement Agreement with Amdocs terminating the License Agreement. As a result, we determined that a write-off of our investment in the system of $25,262,000 net of settlement amounts paid to the Company, was required in the second quarter of 2012. This charge is recorded as loss from abandonment of software assets in the statement of operations. While we did not realize the benefits expected from the new billing and order management system, we believe that the other substantial improvements to our IT infrastructure that have been achieved, in combination with our planned capital expenditures, leaves us well positioned to support our existing and anticipated products and services.

Form 10-Q Other Information (Form 8-K Compliant Language)
On July 30, 2012, Vonage Network LLC (“Vonage Network”), an indirect, wholly-owned subsidiary of Vonage Holdings Corp. (the “Company”) and Amdocs Software Systems Limited and Amdocs, Inc. (collectively, “Amdocs”) entered into a Settlement Agreement (the “Settlement Agreement”) terminating the parties’ License and Managed Services Agreement dated as of December 23, 2009, as modified by the First Amending Agreement dated December 22, 2010, (as so modified, the “License Agreement”). Under the License Agreement, Amdocs was to develop and license software and provide services to the Company intended to provide enhanced ordering and billing capabilities to better suit the needs of the business.
The Company experienced delays during the course of development and implementation of the new billing and ordering system and the transition of customers to the system.  After discussions to resolve these issues, the Company and Amdocs concluded that the termination of the project to develop and implement the system was in the best interest of both parties.
The Settlement Agreement provides for the immediate termination of all services, licenses and obligations pursuant to the License Agreement.  The parties have worked cooperatively to remove Amdocs’ Systems and Software from Vonage’s Systems. The Settlement Agreement further provides that there are no admissions of liability by either party and for mutual releases of all claims arising out of or relating in any way to the License Agreement or to the parties dealings with one another in connection with the License Agreement.  The parties’ confidentiality obligations to each other under the License Agreement survive its termination, and the specific terms of the Settlement Agreement are confidential.  As a result of the termination of the License Agreement, the Company determined that a write-down of its investment in the system of $25,262,000, net of settlement amounts paid to the Company, was required in the second quarter of 2012.  This charge is recorded as a loss from abandonment of software assets in the statement of operations.
Capitalized terms used but not defined herein have the meanings ascribed to them in the Settlement Agreement.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

A/75076420.1
CONFIDENTIAL TREATMENT REQUESTED BY VONAGE HOLDINGS CORP.